Exhibit 99.1
Sun Country Airlines Reports Second Quarter 2025 Results
Revenue of $264 million, highest second quarter on record(1)
GAAP diluted EPS of $0.12, operating income of $16 million and margin of 6.2%
Adj. diluted EPS(2) of $0.14, adj. operating income(2) of $18 million and margin(2) of 6.8%
MINNEAPOLIS. July 31, 2025. Sun Country Airlines Holdings, Inc. (“Sun Country Airlines,” “Sun Country,” the “Company”) (NASDAQ: SNCY) today reported financial results for its second quarter ended June 30, 2025.

“Sun Country is pleased to report our twelfth consecutive profitable quarter with GAAP EPS of $0.12 and adjusted diluted EPS of $0.14(2),” said Jude Bricker, President and Chief Executive Officer of Sun Country. “We are steadily incorporating our eight additional cargo aircraft throughout the second and third quarters. As of the end of the second quarter, we had 15 cargo aircraft in service and expect all 20 freighters to be in-service by the end of the third quarter. As of today, all eight of the additional cargo aircraft have been delivered to us and five are in-service, bringing our in-service cargo aircraft to 17. To successfully accommodate this growth in cargo, we reduced our passenger service business as demonstrated by the 3.9% decline in total ASMs, with a notable reduction of our scheduled service business as demonstrated by the 6.2% decline in scheduled service ASMs. That being said, we have seen healthy demand with scheduled service TRASM(3) increasing 3.7% and total fare increasing 6.5% versus the second quarter last year. This has contributed to a second quarter GAAP pre-tax margin of 3.2% and an adjusted pre-tax margin(2) of 3.9%, which grew by 2.0 and 2.1 percentage points year-over-year respectively. This is another terrific result produced by our dedicated and hard-working employees who delivered in a challenging environment.”

Overview of Second Quarter

	Three Months Ended June 30,
(unaudited) (in millions, except per share amounts)	2025	2024	% Change
Total Operating Revenue	$263.6	$254.4	3.6
Operating Income	16.3	12.4	31.5
Income Before Income Tax	8.6	3.1	177.4
Net Income	6.6	1.8	263.0
Diluted earnings per share	$0.12	$0.03	300.0

	Three Months Ended June 30,
(unaudited) (in millions, except per share amounts)	2025	2024	% Change
Adjusted Operating Income (2)	$17.9	$13.9	28.2
Adjusted Income Before Income Tax (2)	10.2	4.7	118.4
Adjusted Net Income (2)	7.8	3.0	158.7
Adjusted diluted earnings per share (2)	$0.14	$0.06	133.3

	Six Months Ended June 30,
(unaudited) (in millions, except per share amounts)	2025	2024	% Change
Total Operating Revenue	$590.3	$565.9	4.3
Operating Income	72.5	67.5	7.4
Income Before Income Tax	56.7	49.6	14.2
Net Income	43.1	37.1	16.1
Diluted earnings per share	$0.78	$0.67	16.4

	Six Months Ended June 30,
(unaudited) (in millions, except per share amounts)	2025	2024	% Change
Adjusted Operating Income (2)	$77.6	$70.6	9.9
Adjusted Income Before Income Tax (2)	62.5	52.7	18.5
Adjusted Net Income (2)	47.6	39.5	20.4
Adjusted diluted earnings per share (2)	$0.86	$0.72	19.4
Amounts presented in the tables above may not recalculate due to rounding

For the quarter ended June 30, 2025, Sun Country reported net income of approximately $7 million and income before income tax of $9 million, on $264 million of revenue. Adjusted income before income tax(2) for the quarter was approximately $10 million. GAAP operating income during the quarter was $16 million, while adjusted operating income(2) was $18 million, and GAAP operating margin was 6.2% and adjusted operating margin(2) was 6.8%.

“Our second quarter shows tangible results of our diversified business model,” said Bill Trousdale, Interim Chief Financial Officer. “Cargo revenue increased 36.8% while charter revenue increased 6.4%. Cargo block hours were slightly lower than expected due to the timing of cargo aircraft deliveries, but we were able to offset the decrease in cargo block hours with an increase in charter flying. CASM grew by 6.3% while adjusted CASM(4) increased 11.3% mostly due to the reduction of our scheduled service capacity to accommodate the planned growth of our cargo segment. We anticipate CASM and adjusted CASM(4) to remain elevated until we begin growing our scheduled service business again in the second half of 2026.”

Notable Highlights

•Took delivery of all eight cargo aircraft under the new agreement signed in June 2024. Five of those eight are currently in service, and the other three are expected to be in service by the end of the third quarter. By the end of the third quarter, we will operate 20 cargo aircraft.
•Extended leases on two of the five passenger aircraft that are on lease to other operators. The current expected re-delivery schedule of the five leased aircraft includes two in the fourth quarter of 2025, one in the second quarter of 2026, one in the third quarter of 2026, and one in the fourth quarter of 2026.
•In May, took re-delivery of one of the Boeing 737-900ER aircraft that was previously on lease. This aircraft is expected to enter service by the end of the third quarter.
•Retired one 737-800 in the second quarter. The Company currently expects to end 2025 with 45 passenger aircraft and 20 cargo aircraft.
•Extended the selling schedule through April 28, 2026.
Capacity
System block hours flown during the second quarter of 2025 declined by 0.5% year-over-year. This was mainly due to the 6.2% decrease in scheduled service ASMs to support the 9.5% increase in cargo block hours and the 7.9% increase in charter block hours. Scheduled service ASMs are expected to decline again in the third quarter 2025 by approximately 10% to allow for planned cargo segment growth.
Revenue
Scheduled service demand remained robust during the quarter, which helped to offset the decline in scheduled service capacity. The Company reported total revenue of $264 million for the second quarter, which was 3.6% greater than the second quarter of 2024. Scheduled service TRASM(3) of 10.40 cents increased 3.7% year-over-year, while scheduled service ASMs decreased 6.2%. The second quarter 2025 total fare per scheduled passenger of $151 was higher than second quarter 2024 by 6.5%, partially offset by a 1.3 percentage point decline in load factor year-over-year. The Company’s second quarter charter revenue was $54 million, an increase of 6.4% year-over-year, slightly below charter block hour growth of 7.9%. This variance was mainly driven by lower fuel cost reimbursements from Sun Country charter customers, resulting from lower fuel prices in the current year.
In the second quarter of 2025, cargo revenue was $35 million, a 36.8% increase versus the second quarter of 2024, on a 9.5% increase in cargo block hours. This improvement was primarily driven by the increase in the number of cargo aircraft in service and the new Amazon contract rates which went into effect in June 2024.
Cost

Second quarter CASM increased 6.3%, while adjusted CASM(4) was up 11.3% year-over-year. Total GAAP operating expenses increased 2.2% year-over-year on a 0.5% decrease in total block hours. Costs are expected to remain elevated throughout the remainder of this year due to the reduction of scheduled service flying to allow for increased cargo flying. This will continue to put pressure on costs until the Company adds back scheduled service later in 2026. During the quarter, landing fees and airport rent increased 9.1% due to rate increases at airports, while the 14.0% increase in other operating expense was primarily the result of an increase in operations and decreased activity from our engine part sales programs.
Balance Sheet and Liquidity
Total liquidity(5) was $207 million on June 30, 2025, while the Company’s net debt(6) was $431 million.

(in millions - amounts may not recalculate due to rounding)	June 30, 2025	December 31, 2024
	(Unaudited)
Cash and Cash Equivalents	$37.0	$83.2
Available-for-Sale Securities	94.6	97.6
Amount Available Under Revolving Credit Facility	75.0	24.7
Total Liquidity	$206.6	$205.6

(in millions - amounts may not recalculate due to rounding)	June 30, 2025	December 31, 2024
	(Unaudited)
Total Debt, net	$282.1	$327.1
Finance Lease Obligations	261.3	271.3
Operating Lease Obligations	19.0	20.7
Total Debt, net, and Lease Obligations	562.4	619.0
Cash and Cash Equivalents	37.0	83.2
Available-for-Sale Securities	94.6	97.6
Net Debt	$430.8	$438.2
Fleet
As of June 30, 2025, the Company had 45 aircraft in its passenger service fleet, 19 freighter aircraft in its cargo fleet and five aircraft on lease to unaffiliated airlines.

Guidance for Third Quarter 2025

	Q3 2025	H/(L) vs Q3 2024
Total revenue - millions	$250 to $260	0 to 4%
Economic fuel cost per gallon	$2.61	(3)%
Operating income margin - percentage	3% to 6%	(2.6)pp to 0.4pp
Effective tax rate	23%
Total system block hours - thousands	38 to 39	5% to 8%

Conference Call & Webcast Details
Sun Country Airlines will host a conference call to discuss its second quarter 2025 results at 10:00 a.m. Eastern Time on Friday, August 1, 2025. A live broadcast of the conference call will be available via the investor relations section of Sun Country Airlines’ website at https://ir.suncountry.com/news-events/events-and-presentations. The online replay will be available on the same website approximately one hour after the call.
About Sun Country Airlines
Sun Country Airlines is a new breed of hybrid low-cost air carrier, whose mission is to connect guests to their favorite people and places, to create lifelong memories and transformative experiences. Sun Country dynamically and synergistically deploys shared resources for our passenger service (including scheduled service and charter) and cargo service segments. Based in Minnesota, we focus on serving leisure and visiting friends and relatives (“VFR”) passengers and charter customers and providing cargo service to Amazon, with flights throughout the United States and to destinations in Mexico, Central America, Canada, and the Caribbean. For photos, b-roll and additional company information, visit https://www.stories.suncountry.com/multimedia.

End Notes

1 -	Records begin in January 2017
2 -	See additional details, including reconciliations to the most comparable GAAP measures, in the section titled “Non-GAAP financial measures”
3 -
Scheduled Service TRASM includes Schedule Service revenue, Ancillary revenue, and ASM generating revenue classified within Other Revenue on the Condensed Consolidated Statement of Operations / Scheduled Service ASMs. Other Revenue includes rental revenue associated with certain assets that generate lease income of approximately $11.0 million and $9.9 million in the three months ended June 30, 2025 and 2024 and $19.6 million and $19.1 million in the six months ended June 30, 2025 and 2024, respectively, which is not included.

4 -	Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, non-cash management stock compensation expense, costs arising from its cargo operations, depreciation and amortization recognized on certain assets that generate lease income, certain commissions, and other costs of selling its vacations product from this measure. See table titled “Reconciliation of CASM to Adjusted CASM”
5 -	Total liquidity = cash and cash equivalents + available-for-sale securities + amount available under revolver
6 -	Net debt = current portion of long-term debt + long-term debt + finance lease obligations + operating lease obligations – cash and cash equivalents - available-for-sale securities
Contacts
Investor Relations
IR@suncountry.com
Media
mediarelations@suncountry.com

Forward Looking Statements
This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. The forward-looking statements could relate to the following, among other items:
• our strategy, outlook and growth prospects;
• our operational and financial targets and dividend policy;
• general economic trends and trends in the industry and markets;
• potential repurchases of our common stock; and
• the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
These forward-looking statements reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. We anticipate that subsequent events and developments will cause our views to change. You should read this press release completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements. Additional information concerning certain factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
Non-GAAP Financial Measures
We sometimes use information that is derived from the Condensed Consolidated Financial Statements, but that is not presented in accordance with GAAP. We believe these non-GAAP measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. We believe certain charges included in our operating expenses on a GAAP basis make it difficult to compare our current period results to prior periods as well as future periods and guidance. The tables below show a reconciliation of non-GAAP financial measures used in this document to the most directly comparable GAAP financial measures.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited- amounts may not recalculate due to rounding)

	Three Months Ended June 30,
	2025	2024	% Change
Operating Revenues:
Scheduled Service	$88,138	$88,078	0.1
Charter	54,271	51,009	6.4
Ancillary	72,259	77,308	(6.5)
Passenger	214,668	216,395	(0.8)
Cargo	34,803	25,447	36.8
Other	14,150	12,539	12.8
Total Operating Revenue	263,621	254,381	3.6

Operating Expenses:
Aircraft Fuel	50,536	62,188	(18.7)
Salaries, Wages, and Benefits	89,557	79,359	12.9
Maintenance	18,250	17,339	5.3
Sales and Marketing	8,001	8,392	(4.7)
Depreciation and Amortization	24,972	23,631	5.7
Ground Handling	11,353	11,368	(0.1)
Landing Fees and Airport Rent	14,971	13,723	9.1
Special Items, net (1)	49	—	NM
Other Operating, net	29,670	26,016	14.0
Total Operating Expenses	247,359	242,016	2.2
Operating Income	16,262	12,365	31.5

Non-operating Income (Expense):
Interest Income	1,513	1,800	(15.9)
Interest Expense	(9,212)	(11,077)	(16.8)
Other, net	(7)	(4)	75.0
Total Non-operating Expense, net	(7,706)	(9,281)	(17.0)

Income before Income Tax	8,556	3,084	177.4
Income Tax Expense	1,979	1,272	55.6
Net Income	$6,577	$1,812	263.0

Net Income per share to common stockholders:
Basic	$0.12	$0.03	300.0
Diluted	$0.12	$0.03	300.0
Shares used for computation:
Basic	53,222,461	52,689,408	1.0
Diluted	54,777,448	54,792,848	—
NM - not meaningful
1 – In March 2025, the Company's flight attendants, represented by the International Brotherhood of Teamsters, ratified a new five-year collective bargaining agreement. Upon ratification of the new agreement, eligible flights attendants became entitled to a one-time ratification bonus. Eligibility requirements stipulate that flight attendants must be on the seniority list as of the ratification date, have completed probation, and hold an active status in order to receive the bonus payment. Ratification bonuses were paid to all eligible flight attendants during the six months ended June 30, 2025, per the collective bargaining agreement. Certain portions of the ratification bonus are paid in future periods as flight attendants on the seniority list as of the ratification date complete their probationary period or change their status from inactive to active. The ratification bonus and payroll related tax expense were included within Special Items, net.

	Six Months Ended June 30,
	2025	2024	% Change
Operating Revenues:
Scheduled Service	$231,660	$229,272	1.0
Charter	108,963	98,321	10.8
Ancillary	159,933	163,466	(2.2)
Passenger	500,556	491,059	1.9
Cargo	62,960	49,395	27.5
Other	26,754	25,410	5.3
Total Operating Revenue	590,270	565,864	4.3

Operating Expenses:
Aircraft Fuel	115,155	132,492	(13.1)
Salaries, Wages, and Benefits	182,402	161,597	12.9
Maintenance	37,112	34,156	8.7
Sales and Marketing	18,396	19,071	(3.5)
Depreciation and Amortization	49,776	47,440	4.9
Ground Handling	22,760	20,522	10.9
Landing Fees and Airport Rent	31,804	28,452	11.8
Special Items, net (1)	1,848	—	NM
Other Operating, net	58,509	54,593	7.2
Total Operating Expenses	517,762	498,323	3.9
Operating Income	72,508	67,541	7.4

Non-operating Income (Expense):
Interest Income	3,508	4,248	(17.4)
Interest Expense	(18,837)	(22,189)	(15.1)
Other, net	(485)	42	NM
Total Non-operating Expense, net	(15,814)	(17,899)	(11.6)

Income before Income Tax	56,694	49,642	14.2
Income Tax Expense	13,582	12,517	8.5
Net Income	$43,112	$37,125	16.1

Net Income per share to common stockholders:
Basic	$0.81	$0.70	15.7
Diluted	$0.78	$0.67	16.4
Shares used for computation:
Basic	53,282,013	52,861,973	0.8
Diluted	55,142,573	55,095,265	0.1
NM - not meaningful
1 –See Note 1 on page 6 of this release

KEY OPERATING STATISTICS - amounts may not recalculate due to rounding
The following tables presents key operating statistics and metrics for the three and six months ended June 30, 2025 and 2024.

	Three Months Ended June 30,
	2025	2024	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	1,285,926	1,392,312	(7.6)
Available seat miles (ASMs) – thousands	1,571,210	1,675,927	(6.2)
Load factor	81.8%	83.1%	(1.3)	(3)
Revenue passengers carried	1,062,295	1,167,039	(9.0)
Departures	6,979	7,681	(9.1)
Block hours	21,887	23,400	(6.5)
Scheduled service TRASM(1) - cents	10.40	10.03	3.7
Average base fare per passenger	$82.97	$75.47	9.9
Ancillary revenue per passenger	$68.02	$66.24	2.7
Total fare per passenger	$150.99	$141.71	6.5
Fuel gallons - thousands	16,835	18,019	(6.6)

Charter Statistics:
Departures	2,670	2,537	5.2
Block hours	5,489	5,089	7.9
Available seats miles (ASMs) - thousands	335,137	309,857	8.2
Fuel gallons - thousands	3,853	3,599	7.1

Cargo Statistics:
Departures	3,645	3,246	12.3
Block hours	9,157	8,363	9.5

Total System Statistics:
Average passenger aircraft	43.7	42.2	3.6
Passenger aircraft – end of period	45	44	2.3
Cargo aircraft – end of period	19	12	58.3
Leased aircraft – end of period	5	7	(28.6)
Available seat miles (ASMs) – thousands	1,933,871	2,011,921	(3.9)
Departures	13,444	13,610	(1.2)
Block hours	37,086	37,281	(0.5)
Daily utilization – hours	7.0	7.5	(6.7)
Average stage length – miles	1,071	1,054	1.6
Total revenue per ASM (TRASM) - cents	11.26	10.89	3.4
Cost per ASM (CASM) - cents	12.79	12.03	6.3
Adjusted CASM(2) - cents	8.34	7.49	11.3
Fuel gallons - thousands	20,949	21,864	(4.2)
Fuel cost per gallon	$2.43	$2.86	(15.0)
Employees at end of period	3,293	3,079	7.0
1 – See note 3 in end notes
2 – See note 4 in end notes
3- Percentage point difference

	Six Months Ended June 30,
	2025	2024	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	2,972,410	3,047,163	(2.5)
Available seat miles (ASMs) – thousands	3,591,755	3,568,818	0.6
Load factor	82.8%	85.4%	(2.6)	(3)
Revenue passengers carried	2,227,368	2,324,550	(4.2)
Departures	14,445	14,850	(2.7)
Block hours	49,129	48,896	0.5
Scheduled service TRASM(1) - cents	11.09	11.18	(0.8)
Average base fare per passenger	$104.01	$98.63	5.5
Ancillary revenue per passenger	$71.80	$70.32	2.1
Total fare per passenger	$175.81	$168.95	4.1
Fuel gallons - thousands	38,124	38,069	0.1

Charter Statistics:
Departures	5,138	4,829	6.4
Block hours	10,913	9,989	9.3
Available seats miles (ASMs) - thousands	666,648	608,915	9.5
Fuel gallons - thousands	7,553	7,032	7.4

Cargo Statistics:
Departures	6,571	6,207	5.9
Block hours	16,763	16,052	4.4

Total System Statistics:
Average passenger aircraft	43.8	42.1	4.0
Passenger aircraft – end of period	45	44	2.3
Cargo aircraft – end of period	19	12	58.3
Leased aircraft – end of period	5	7	(28.6)
Available seat miles (ASMs) – thousands	4,304,626	4,223,807	1.9
Departures	26,408	26,149	1.0
Block hours	77,767	75,717	2.7
Daily utilization – hours	7.7	7.8	(1.3)
Average stage length – miles	1,179	1,150	2.5
Total revenue per ASM (TRASM) - cents	11.79	11.77	0.2
Cost per ASM (CASM) - cents	12.03	11.80	1.9
Adjusted CASM(2) - cents	7.79	7.28	7.0
Fuel gallons - thousands	46,120	45,540	1.3
Fuel cost per gallon	$2.56	$2.94	(12.9)
Employees at end of period	3,293	3,079	7.0
1 – See note 3 in end notes
2 – See note 4 in end notes
3- Percentage point difference

SUMMARY BALANCE SHEET (Dollars in millions) (amounts may not recalculate due to rounding)

	June 30, 2025	December 31, 2024	% Change
	(Unaudited)
Cash & Cash Equivalents	$37.0	$83.2	(55.5)
Other Current Assets	185.3	183.4	1.0
Total Current Assets	222.3	266.6	(16.6)
Total Property & Equipment, net	928.2	970.1	(4.3)
Other	401.7	393.5	2.1
Total Assets	1,552.1	1,630.2	(4.8)

Air Traffic Liabilities	106.6	160.7	(33.7)
Current Finance Lease Obligations	20.8	20.2	3.0
Current Operating Lease Obligations	3.4	3.3	3.0
Current Maturities of Long-Term Debt, net	81.4	87.6	(7.1)
Income Tax Receivable Agreement Liability	11.7	10.3	13.6
Other Current Liabilities	130.7	140.2	(6.8)
Total Current Liabilities	354.7	422.3	(16.0)
Finance Lease Obligations	240.5	251.1	(4.2)
Operating Lease Obligations	15.6	17.4	(10.3)
Long-Term Debt, net	200.6	239.5	(16.2)
Income Tax Receivable Agreement Liability	75.4	87.4	(13.7)
Other	52.2	42.1	24.0
Total Liabilities	939.1	1,059.8	(11.4)

Total Stockholders’ Equity	$613.0	$570.4	7.5

SUMMARY CASH FLOW (Dollars in millions) (Unaudited - amounts may not recalculate due to rounding)

	Six Months Ended June 30,
	2025	2024	% Change
Net Cash Provided by Operating Activities	$36.3	$38.9	(6.7)

Purchases of Property & Equipment	(21.2)	(38.2)	(44.5)
Other, net	13.2	41.8	(68.4)
Net Cash (Used in) Provided by Investing Activities	(8.0)	3.5	(327.5)

Common Stock Repurchases	(10.0)	(11.5)	(13.0)
Proceeds from Borrowing	—	10.0	(100.0)
Repayment of Finance Lease Obligations	(9.9)	(20.9)	(52.4)
Repayment of Borrowings	(45.6)	(46.8)	(2.4)
Other, net	(9.8)	(2.9)	237.9
Net Cash Used in Financing Activities	(75.4)	(72.0)	4.7

Net Decrease in Cash, Cash Equivalents and Restricted Cash	(47.2)	(29.6)	59.5
Cash, Cash Equivalents and Restricted Cash – Beginning of the Period	100.5	63.7	57.8
Cash, Cash Equivalents and Restricted Cash – End of the Period	$53.3	$34.0	56.8

NON-GAAP FINANCIAL MEASURES
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per share, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures included as supplemental disclosure because we believe they are useful indicators of our operating performance. Derivations of Operating Income and Net Income are well recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry.
The measures described above have limitations as analytical tools. Some of the limitations applicable to these measures include: they do not reflect the impact of certain cash and non-cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate these non-GAAP measures differently than we do, limiting each measure’s usefulness as a comparative measure. Because of these limitations, the following non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to the possible differences in the method of calculation and in the items being adjusted.
For the aforementioned reasons, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Adjusted EBITDA Margin have significant limitations which affect their use as indicators of our profitability. Accordingly, readers are cautioned not to place undue reliance on this information.

Reconciliation of GAAP Operating Income to Adjusted Operating Income Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP operating income to adjusted operating income.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025		2024
Operating Revenue	$263.6	$254.4	$590.3		$565.9
Operating Income	16.3	12.4	72.5		67.5
Special Items, net (1)	—	—	1.8		—
Stock Compensation Expense	1.6	1.6	3.3	8.1	3.1
Adjusted Operating Income	$17.9	$13.9	$77.6		$70.6

Operating Income Margin	6.2%	4.9%	12.3%		11.9%
Adjusted Operating Income Margin	6.8%	5.5%	13.1%		12.5%

(1)	See Note 1 on page 6 of this release

Reconciliation of GAAP Income Before Income Tax to Adjusted Income Before Income Tax Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP income before income tax to adjusted income before income tax.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025		2024
Net Income	$6.6	$1.8	$43.1		$37.1
Add: Provision for Income Tax Expense	2.0	1.3	13.6		12.5
Income Before Income Tax, as reported	8.6	3.1	56.7		49.6
Pre-tax margin	3.2%	1.2%	9.6%		8.8%

Special Items, net (1)	—	—	1.8		—
Stock Compensation Expense	1.6	1.6	3.3	8,132	3.1
Loss on Credit Facility	—	—	0.2		—
Secondary Offering Costs	—	—	0.5		—
Adjusted Income Before Income Tax	$10.2	$4.7	$62.5		$52.7

Adjusted Pre-tax margin	3.9%	1.8%	10.6%		9.3%

(1)	See Note 1 on page 6 of this release

Reconciliation of GAAP Net Income and Earnings per Share to Adjusted Net Income and Adjusted Earnings per Share
Dollars and shares in millions, except for per share – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of GAAP net income and earnings per share to adjusted net income and adjusted earnings per share.

	Three Months Ended June 30,
	2025		2024
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income	$6.6	$0.12	$1.8	$0.03
Special Items, net (1)	—	—	—	—
Stock Compensation Expense	1.6	0.03	1.6	0.03
Loss on Credit Facility	—	—	—	—
Secondary Offering Costs	—	—	—	—
Income Tax Effect of Adjusting Items, net (2)	(0.4)	(0.01)	(0.4)	(0.01)
Adjusted Net Income	$7.8	$0.14	$3.0	$0.06

Diluted share count	54.8		54.8

	Six Months Ended June 30, 2025
	2025		2024
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income	$43.1	$0.78	$37.1	$0.67
Special Items, net (1)	1.8	0.03	—	—
Stock Compensation Expense	3.3	0.06	3.1	0.06
Loss on Credit Facility	0.2	—	—	—
Secondary Offering Costs	0.5	0.01	—	—
Income Tax Effect of Adjusting Items, net (2)	(1.3)	(0.02)	(0.7)	(0.01)
Adjusted Net Income	$47.6	$0.86	$39.5	$0.72

Diluted share count	55.1		55.1

(1)	See Note 1 on page 6 of this release
(2)	The tax effect of adjusting items, net is calculated at the Company’s statutory rate for the application period

Reconciliation of GAAP Net Income to Adjusted EBITDA Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following tables present the reconciliation of net income to adjusted EBITDA for the periods presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Income	$6.6	$1.8	$43.1	$37.1
Interest Income	(1.5)	(1.8)	(3.5)	(4.2)
Interest Expense	9.2	11.1	18.8	22.2
Special Items, net (1)	—	—	1.8	—
Stock Compensation Expense	1.6	1.6	3.3	3.1
Secondary Offering Costs	—	—	0.5	—
Provision for Income Taxes	2.0	1.3	13.6	12.5
Depreciation and Amortization	25.0	23.6	49.8	47.4
Adjusted EBITDA	$42.8	$37.6	$127.4	$118.1

Adjusted EBITDA margin	16.2%	14.8%	21.6%	20.9%

(1)	See Note 1 on page 6 of this release
Adjusted CASM
Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, costs related to our cargo operations, stock based compensation, depreciation and amortization recognized on certain assets that generate lease income, certain commissions and other costs of selling our vacations product from this measure as these costs are unrelated to our airline operations and improve comparability to our peers. Adjusted CASM is an important measure used by management and by our board of directors in assessing quarterly and annual cost performance. Adjusted CASM is also a measure commonly used by industry analysts and we believe it is an important metric by which they compare our airline to others in the industry, although other airlines may exclude certain other costs in their calculation of Adjusted CASM. The measure is also the subject of frequent questions from investors.

Adjusted CASM excludes fuel costs. By excluding volatile fuel costs that are outside of our control from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-

fuel operating costs can lead to a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact and trends in company-specific cost drivers, such as labor rates, aircraft and maintenance costs, and productivity, which are more controllable by management.
We have excluded costs related to the cargo operations and depreciation recognized on certain assets that generate lease income as these operations do not create ASMs. We have entered into a series of transactions where we serve as a lessor. As of June 30, 2025, we leased or subleased five aircraft. Adjusted CASM further excludes other adjustments, as defined in the relevant reporting period, that are not representative of the ongoing costs necessary to our airline operations and may improve comparability between periods. We also exclude stock compensation expense when computing Adjusted CASM. The Company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives and is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any period.
As derivations of Adjusted CASM are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of Adjusted CASM as presented may not be directly comparable to similarly titled measures presented by other companies. Adjusted CASM should not be considered in isolation or as a replacement for CASM. For the aforementioned reasons, Adjusted CASM has significant limitations which affect its use as an indicator of our profitability. Accordingly, readers are cautioned not to place undue reliance on this information.

Reconciliation of CASM to Adjusted CASM Amounts may not recalculate due to rounding, dollar amounts in millions
The following table presents the reconciliation of CASM to Adjusted CASM.

	Three Months Ended June 30,
	2025		2024
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$247.4	12.79	$242.0	12.03
Less:
Special Items, net (1)	—	—	—	—
Aircraft Fuel	50.5	2.61	62.2	3.09
Stock Compensation Expense	1.6	0.08	1.6	0.08
Cargo Expenses, Not Already Adjusted Above	32.1	1.66	25.3	1.26
Sun Country Vacations	0.2	0.01	0.3	0.01
Leased Aircraft, Depreciation and Amortization Expense	1.5	0.09	2.1	0.10
Adjusted CASM	$161.4	8.34	$150.7	7.49

Available seat miles (ASMs) - mm	1,933.9		2,011.9

	Six Months Ended June 30,
	2025		2024
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$517.8	12.03	$498.3	11.80
Less:
Special Items, net (1)	1.8	0.04	—	—
Aircraft Fuel	115.2	2.68	132.5	3.14
Stock Compensation Expense	3.3	0.08	3.1	0.07
Cargo Expenses, Not Already Adjusted Above	58.4	1.36	50.2	1.19
Sun Country Vacations	0.7	0.02	0.8	0.02
Leased Aircraft, Depreciation and Amortization Expense	3.1	0.06	4.3	0.10
Adjusted CASM	$335.3	7.79	$307.4	7.28

Available seat miles (ASMs) - mm	4,304.6		4,223.8

(1)	See Note 1 on page 6 of this release